UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K

_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 8, 2010

The Interpublic Group of Companies, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware	1-6686	13-1024020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-704-1200
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On March 8, 2010, The Interpublic Group of Companies, Inc. (“Interpublic”) entered into an Agreement Regarding Retirement, effective April 1, 2010, with John J. Dooner (the “Agreement”), who is currently Chairman and Chief Executive Officer of McCann Worldgroup (“McCann”).  The summary of the terms of the Agreement set forth below is qualified in its entirety by the provisions of the Agreement, which is attached as Exhibit 10.1 hereto.

Under the Agreement, Mr. Dooner will continue to be employed until March 31, 2011 at his current salary.  Effective as of March 31, 2010, he will cease to be Chief Executive Officer of McCann.  From April 1, 2010 through December 31, 2010, Mr. Dooner will serve as Executive Chairman of McCann.  He will relinquish that position, effective December 31, 2010; however, through March 31, 2011, he will continue to assist Interpublic and McCann in the transition of leadership responsibilities to McCann’s new leadership team.  The Agreement provides that, in recognition of the contributions made by Mr. Dooner over his long career with McCann and Interpublic and his commitment to assist in the leadership transition at McCann, as long as Mr. Dooner remains employed by McCann or Interpublic through March 2011, he will receive the following compensation and benefits:  (i) an award pursuant to the Executive Incentive Plan for calendar year 2010, granted under the 2009 Performance Incentive Plan (filed as Exhibit 10.1 to Interpublic’s Current Report on Form 8-K on June 2, 2009); (ii) effective March 31, 2011, full vesting of all of his then outstanding Interpublic stock options, with each option exercisable until the earlier of March 31, 2014 or the tenth anniversary of the grant date, the release of all restrictions on his then-outstanding  shares of Interpublic restricted stock and vesting of his 2009 Performance Cash Award granted under Interpublic’s 2006 Performance Incentive Plan (the “PIP”) (filed on April 27, 2006 as Appendix A to Interpublic’s Definitive Proxy Statement on Schedule 14A); (iii) subject to achievement of applicable performance criteria, shares of Interpublic common stock or cash in settlement of his 2008 Performance Share Award, granted under the PIP; and (iv) participation in Interpublic’s Executive Medical Plus Plan, if he elects to extend his coverage for the period of time allowed by COBRA, and thereafter, participation in Interpublic’s Retiree Medical Plan, provided in each instance that he makes all premium payments.  In accordance with one of the conditions of the Agreement, the Compensation Committee of the Board of Directors of Interpublic has approved this retirement package.

The Agreement states that Mr. Dooner’s employment agreement with Interpublic made as of January 1, 1994, (filed as Exhibit 10(r) to Interpublic’s Annual Report on Form 10-K for the year ended December 31, 1995), as amended, will remain in full force and effect, except to the extend such provisions are expressly modified by the arrangements described above.    Pursuant to the employment agreement, Mr. Dooner will be subject to a non-solicit of employees and clients for twenty-four months following the termination of his employment.

The Agreement also provides that Mr. Dooner will receive additional payments under retirement agreements, previously entered into with Interpublic, and under the Interpublic Retirement Account Plan and the Interpublic Savings Plan, in each instance in accordance with the terms and provisions of those arrangements.

Item 9.01.  Financial Statements and Exhibits.

10.1	Agreement Regarding Retirement, effective as of April 1, 2010, between Interpublic and John J. Dooner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.
Date: March 11, 2010	By:	/s/ Nicholas J. Camera
Nicholas J. Camera Senior Vice President, General Counsel and Secretary